Exhibit 16.1

FRANCO LA POSTA, C.A.
CHARTERED ACCOUNTANT

May 12, 2005

US Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, NW
Washington, DC 20549

Dear Sirs:

We have read the statements of Bio-Tracking Security, Inc. pertaining to our firm included under Item 4.01 of Form S-K dated December 20, 2004 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Franco LaPosta

Franco LaPosta C.A.
Public Accountant